As filed with the Securities and Exchange Commission on February 11, 2002	Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

Registration Statement
Under the Securities Act of 1933

LEGGETT & PLATT, INCORPORATED
(Exact Name Of Registrant As Specified In Its Charter)

Missouri (State or other jurisdiction of incorporation or organization)	44-0324630 (I.R.S. Employer Identification No.)

No. 1 Leggett Road
Carthage, Missouri 64836
(417) 358-8131
 (Address, including zip code, and telephone number,
including area code of, registrant’s principal executive office)

LEGGETT & PLATT, INCORPORATED DIRECTOR STOCK OPTION PLAN
(Full Title of the Plan)

ERNEST C. JETT
Vice President, General Counsel and Secretary
Leggett & Platt, Incorporated
No. 1 Leggett Road, Carthage, Missouri 64836
(417) 358-8131
(Name, Address, including Zip Code and Telephone Number,
including Area Code, of Agent For Service)

Please Send Copies of Communications to:
R. Randall Wang, Esq.
Bryan Cave LLP
One Metropolitan Square, Suite 3600
St. Louis, Missouri 63102-2750
(314) 259-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Interest (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.01 par value per share and attached Preferred Stock Purchase Rights (1)(2)	800,000	$21.859	$17,487,006	$1608.80

(1)	This Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Director Stock Option Plan.
(2)	Each share of Common Stock issued also represents one Preferred Stock Purchase Right. Such Rights cannot currently trade separately from the underlying Common Stock and therefore do not carry a separate price or necessitate an additional registration fee.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the exercise price of all issued but unexercised Options currently outstanding under the plan, and the average of the high and low prices of Registrant’s Common Stock on the New York Stock Exchange Composite Tape on February 8, 2002.

II-2

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible directors as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

                The following documents listed in (a) through (e) below, which are on file with the Securities and Exchange Commission, are incorporated herein by reference:

(a) Leggett & Platt, Incorporated's ("Leggett & Platt" or the "Company") Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-7845);
(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (File No. 1-7845);
(c) The Company's Current Report on Form 8-K filed on November 1, 2001 (File No. 1-7845);
(d) The description of the Company's common stock contained in Form 8-A dated June 5, 1979, as amended on Form 8 dated May 10, 1984, including any amendments or reports filed for the purpose of updating such description; and

(e) The description of the Company's preferred stock purchase rights contained in the Company's Registration Statement on Form 8-A filed January 25, 1999, including any amendments or reports filed for the purpose of updating such description.

                All documents subsequently filed by Leggett & Platt, Incorporated and the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than pursuant to Item 9 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated, or deemed to be incorporated, by reference herein, shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.   Description of Securities.

               Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

                Ernest C. Jett, Vice President, General Counsel and Secretary of the Company, has rendered an opinion as to the legality of the Common Stock being registered hereby. Mr. Jett is paid a salary and bonus by the Company, participates in certain of the Company’s employee benefit plans, and owns shares of Common Stock and options to acquire shares of Common Stock.

Item 6.   Indemnification of Directors and Officers.

                The Company is a Missouri corporation. Section 351.355 of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any claim, issue or matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. This section also provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

                Under the Company’s Restated Articles of Incorporation and Missouri corporation laws, each of the present and former directors and officers of the Company may be entitled to indemnification under certain circumstances from certain liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding (including any such action, suit or proceeding arising under the Securities Act of 1933 as amended), to which they are made a party by reason of the fact that he is or was a director or officer of the Company.

                The Company insures its directors and officers against certain liabilities and has insurance against certain payments which it may be obliged to make to such persons under the indemnification provisions of its Restated Articles of Incorporation.

Item 7.   Exemption from Registration Claimed.

                Not Applicable.

Item 8.   Exhibits.

                Reference is made to the Exhibit Index filed herewith.

Item 9.   Undertakings.

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carthage, State of Missouri on the 11th day of February, 2002.

LEGGETT & PLATT, INCORPORATED
By:	/s/ Michael A. Glauber
Michael A. Glauber Senior Vice President - Finance and Administration

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felix E. Wright, Michael A. Glauber and Ernest C. Jett, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) the original registration statement with respect to securities (including the Corporation’s common stock, $.01 par value, and the Preferred Stock Purchase Rights attached to and trading with such Common Stock) to be sold pursuant to the Leggett & Platt, Incorporated Director Stock Option Plan and any and all amendments thereto, including post-effective amendments, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Felix E. Wright Felix E. Wright	Vice Chairman of the Board, President and Chief Executive Officer; and Director (Principal Executive Officer)	February 11, 2002
/s/ Michael A. Glauber Michael A. Glauber	Senior Vice President - Finance and Administration (Principal Financial Officer)	February 11, 2002
/s/ Allan J. Ross Allan J. Ross	Vice President - Accounting (Principal Accounting Officer)	February 11, 2002
/s/ Harry M. Cornell, Jr. Harry M. Cornell, Jr.	Chairman of the Board	February 11, 2002

/s/ Raymond F. Bentele Raymond F. Bentele	Director	February 11, 2002
/s/ Ralph W. Clark Ralph W. Clark	Director	February 11, 2002
/s/ Robert Ted Enloe, III Robert Ted Enloe, III	Director	February 11, 2002
/s/ Richard T. Fisher Richard T. Fisher	Director	February 11, 2002
/s/ Bob L. Gaddy Bob L. Gaddy	Senior Vice President; Chairman and Chief Executive Officer - Aluminum Products Segment; Director	February 11, 2002
/s/ David S. Haffner David S. Haffner	Executive Vice President and Chief Operating Officer; Director	February 11, 2002
/s/ Thomas A. Hays Thomas A. Hays	Director	February 11, 2002
/s/ Robert A. Jefferies, Jr. Robert A. Jefferies, Jr.	Senior Vice President - Strategic Planning; Director	February 11, 2002
/s/ Alexander M. Levine Alexander M. Levine	Director	February 11, 2002
/s/ Duane W. Potter Duane W. Potter	Senior Vice President; Director	February 11, 2002
/s/ Maurice E. Purnell, Jr. Maurice E. Purnell, Jr.	Director	February 11, 2002
/s/ Alice L. Walton Alice L. Walton	Director	February 11, 2002

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Articles of Incorporation as of May 13, 1987, incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-7845).
3.2	Amendment to Restated Articles of Incorporation dated May 12, 1993, incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-7845).

3.3	Amendment to Restated Articles of Incorporation dated May 16, 1999, incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-7845).

3.4	By-Laws of the Registrant with all amendments through March 15, 1999, incorporated by reference to Exhibit 3.3 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-7845).

3.5	Rights Agreement effective February 15, 1999 pertaining to preferred stock purchase rights distributed by the Registrant, incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K filed December 1, 1998 (File No. 1-7845).

4.1	Leggett & Platt, Incorporated Director Stock Option Plan
5.1	Opinion of Ernest C. Jett, Vice President, General Counsel and Secretary of Leggett & Platt, Incorporated.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Ernest C. Jett, Vice President, General Counsel and Secretary (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this registration statement).